UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 8, 2021

Fidelity National Information Services, Inc.
(Exact name of Registrant as Specified in its Charter)

1-16427
(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 438-6000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, par value $0.01 per share	FIS	New York Stock Exchange
1.700% Senior Notes due 2022	FIS22B	New York Stock Exchange
0.125% Senior Notes due 2022	FIS22C	New York Stock Exchange
0.750% Senior Notes due 2023	FIS23A	New York Stock Exchange
1.100% Senior Notes due 2024	FIS24A	New York Stock Exchange
0.625% Senior Notes due 2025	FIS25B	New York Stock Exchange
1.500% Senior Notes due 2027	FIS27	New York Stock Exchange
1.000% Senior Notes due 2028	FIS28	New York Stock Exchange
2.250% Senior Notes due 2029	FIS29	New York Stock Exchange
2.000% Senior Notes due 2030	FIS30	New York Stock Exchange
3.360% Senior Notes due 2031	FIS31	New York Stock Exchange
2.950% Senior Notes due 2039	FIS39	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2021, the Board of Directors of Fidelity National Information Services, Inc. (“FIS”) appointed Mark J. Hawkins to its Board of Directors to serve until the next annual meeting of shareholders of the Company, or until his earlier resignation or removal. In connection with his appointment, the Board determined that Mr. Hawkins is an independent director pursuant to the rules of the New York Stock Exchange Listing Standards and is qualified as an Audit Committee Financial Expert. The Board has assigned Mr. Hawkins to serve on the Audit Committee of the Board.

Mr. Hawkins is the President and Chief Financial Officer Emeritus at Salesforce.com, a provider of enterprise cloud computing solutions, a position he has held since February 2021. Mr. Hawkins was the President of Salesforce.com from 2016 to January 2021 and Chief Financial Officer from 2014 to January 2021. Mr. Hawkins was Executive Vice President of Salesforce.com from 2014 to 2016. He previously served as Executive Vice President and Chief Financial Officer at Autodesk, Inc., a provider of three-dimensional design, engineering and entertainment software, from 2009 to 2014. From 2006 to 2009, Mr. Hawkins was Chief Financial Officer and Senior Vice President, Finance & IT, at Logitech International SA, a provider of personal computer and tablet accessories. From 2000 to 2006, Mr. Hawkins served as Vice President of Finance for the Dell Inc. Worldwide Procurement and Logistics segment, as well as Vice President of Finance for the Dell Inc. U.S. Home segment. Before joining Dell, Inc., Mr. Hawkins spent nearly 19 years at Hewlett-Packard Company, a global IT company, where he held a variety of finance and business management roles.

Mr. Hawkins serves on the Board of Directors of SecureWorks Corp. (NASDAQ: SCWX), a provider of cyber security solutions, Toast, Inc., a cloud-based restaurant software company, and Plex Systems, Inc., a provider of cloud-delivered smart manufacturing solutions.

Mr. Hawkins has extensive experience in finance, software and technology, global operations and mergers and acquisitions.

Additional information about Mr. Hawkins is included in the Company’s press release issued on June 9, 2021, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with joining FIS’ Board of Directors, Mr. Hawkins will receive a one-time grant of equity valued at $150,000 in the form of time-based restricted stock units, vesting one year from the date of grant. Mr. Hawkins will also participate in the compensation program for non-management directors as described in the Director Compensation section of FIS’ Proxy Statement for its Annual Meeting of Shareholders held on May 19, 2021, filed with the U.S. Securities and Exchange Commission on April 9, 2021.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press release dated June 9, 2021.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date: June 9, 2021	By:	/s/ Marc M. Mayo
		Name:	Marc M. Mayo
		Title:	Corporate Executive Vice President
and Chief Legal Officer